Exhibit 99.1

Contacts:
Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill Associates, Inc.
781-487-7600	617-542-5300
Email: mshea@macgray.com	Email: jbuckley@investorrelations.com

Mac-Gray Reports Third-Quarter 2007 Financial Results

Revenue Increases 9% from Acquisitions and Strong Contribution from Product Sales

WALTHAM, MA, November 6, 2007 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services and energy-efficient MicroFridge® appliances to multi-unit housing locations, today announced its financial results for the third quarter ended September 30, 2007.

Mac-Gray reported record third-quarter revenue of $76.5 million compared with third-quarter 2006 revenue of $70.0 million, an increase of 9%.  Net income for the third quarter of 2007 was $125,000, or $0.01 per diluted share, compared with a net loss in the third quarter of 2006 of $267,000, or ($0.02) per share.  Third-quarter net income includes a pre-tax loss on the change in value of derivative instruments of $986,000, and the third-quarter 2006 net loss included a pre-tax loss on the change in value of derivative instruments of $965,000.  Excluding these items from both periods, net income, as adjusted, for the third quarter of 2007 was $544,000, or $0.04 per diluted share, compared with net income, as adjusted, of $104,000, or $0.01 per diluted share, for the third quarter of 2006.

For the third quarter, Mac-Gray’s earnings before interest expense, provision for income taxes, depreciation and amortization expense (EBITDA) was $13.3 million, compared with $12.5 million in the year-earlier quarter.  EBITDA, as adjusted for the effect of the derivative instruments in both years, increased 7% to $14.3 million from $13.4 million in the third quarter of 2006.

Please refer to Tables 1 and 2, included at the end of this news release, for a reconciliation of reported net income to net income, as adjusted, as well as EBITDA and EBITDA, as adjusted.

Nine-Month Results

For the nine months ended September 30, 2007, Mac-Gray reported record revenue of $217.2 million, an increase of 5% from revenue of $206.7 million for the first nine months of 2006.  Net income for the first nine months of 2007 was $2.1 million, or $0.16 per diluted share, compared with $1.9 million, or $0.14 per diluted share, for the first nine months of 2006.  Excluding a non-cash loss related to derivative instruments of $734,000 in the first nine months of 2007, and a non-cash loss related to derivative instruments of $40,000 in the first nine months of 2006, net income, as adjusted for the nine months ended September 30, 2007 was $2.4 million, or $0.18 per diluted share, compared with $1.7 million, or $0.13 per diluted share, for the comparable period in 2006, an increase of 43%.

For the first nine months of 2007, Mac-Gray reported EBITDA of $41.9 million, compared with $40.2 million in the year-earlier period.  EBITDA, as adjusted for the effect of derivative instruments in both years, was $42.6 million for the first nine months of 2007, up 6% from the $40.2 million reported in the first nine months of 2006.

Please refer to Tables 1 and 2, included at the end of this news release, for a reconciliation of reported net income to net income, as adjusted, EBITDA and EBITDA, as adjusted.

Comments on the Third Quarter

“The successful execution of our growth strategy, which focuses on combining complementary acquisitions with organic growth, resulted in a strong third quarter for Mac-Gray,” said Stewart MacDonald, Mac-Gray’s chairman and chief executive officer.  “Our core laundry facilities business generated top-line growth of 8% year-over-year, benefiting from the acquisition of the Hof Service Company that we closed in August.  Our Product Sales group also delivered impressive results, increasing sales by more than 17% over last year.

“Our Product Sales segment was led by a 21% growth in laundry equipment sales, which is on target for another record year.  This group sells to laundromat owners, multi-housing property owners, and the Department of Defense.

“We are equally excited about the performance of our MicroFridge® division, with quarterly sales increasing 15% year-over-year to $11 million.  MicroFridge has been a steady contributor to growth throughout 2007 and its third-quarter performance was driven by sharp year-over-year increases in both the Government and Academic sectors.  MicroFridge also is on target for another record year.

“In the core business, the Hof acquisition has met our expectations.  The integration fully commenced in September and is proceeding smoothly due to the efforts of the talented management team we acquired.  We are encouraged by the client loyalty to the Hof name.  We expect the integration of Hof to be completed in the first quarter of 2008, and the acquisition to be accretive to earnings in 2008.”

Business Outlook and Financial Guidance

“Looking ahead, we continue to expect solid financial results for the remainder of 2007.  Within our core laundry facilities management business, the acquisition of Hof provides the foundation for growth in new markets such as Washington D.C., and we continue to pursue organic growth opportunities in all of our markets.  For Product Sales, we remain on track for a record year in that segment.  With an industry-leading sales force, we are well-positioned to extend our growth momentum through the remainder of this year and into 2008,” concluded MacDonald.

Based on current market conditions, the Company is updating its previously announced guidance for the full-year 2007, including:

•                     Laundry facilities management revenue in the range of $240 million to $245 million, from a previous range of $240 million to $250 million;

•                     Product Sales revenue in the range of $45 million to $50 million; and

•                     Capital expenditures in the range of $30 million to $34 million, including laundry facilities management contract incentives.

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to multi-housing vacancy rates.  These estimates may be subject to fluctuations as a result of a number of factors and there can be no assurance that Mac-Gray’s actual results will not differ materially from the estimates set forth above.

Conference Call Information

The Company will host a conference call at 10:00 a.m. ET today during which Stewart MacDonald, Mac-Gray’s chairman and chief executive officer, and Michael Shea, executive vice president and chief financial officer, will summarize the Company’s financial results, review business and operating highlights from the quarter, and provide a business and financial outlook.  To hear a live broadcast of the call, log onto www.macgray.com or dial (617) 614-2702 or (866) 800-8648 and provide passcode 80364394.prior to the call.

You can also access a replay of the conference call in the Investor Relations section of Mac-Gray’s website at www.macgray.com.

Use of Non-GAAP Measures

In this release we use non-GAAP financial measures including adjusted net income, EBITDA and adjusted EBITDA.  We define EBITDA as net income before interest expense, provision for income taxes, and depreciation and amortization expense.  Adjusted net income, EBITDA and EBITDA as adjusted to exclude the items described above are not measures of our liquidity or financial performance under generally accepted accounting principles (GAAP) and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.  Our management believes adjusted net income, EBITDA, and adjusted EBITDA are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses adjusted net income, EBITDA and adjusted EBITDA to evaluate the Company’s historical and prospective financial performance, to set internal revenue targets and spending budgets, to measure operational profitability and the accuracy of forecasting, and as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA and adjusted EBITDA exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain its business.  In addition, our measures of EBITDA and adjusted EBITDA are different from those used in the covenants contained in our senior credit facilities and the indenture governing our senior notes.  Management compensates for these limitations by relying primarily on its GAAP results and by using EBITDA and adjusted EBITDA only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the management of card- and coin-operated laundry facilities in multiple housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes.  Mac-Gray contracts its laundry facilities under long-term leases.  These leases typically grant Mac-Gray the exclusive contract rights to laundry facilities on the lessor’s premises for a fixed term, which is generally 7 to 10 years, in exchange for a negotiated portion of the revenue collected.  Mac-Gray serves approximately 60,000 multi-housing laundry facilities located in 43 states and the District of Columbia.

Mac-Gray also sells, services and leases commercial laundry equipment to commercial laundromats and institutions through its product sales division.  This division also includes the Company’s MicroFridge® business, where Mac-Gray sells its proprietary MicroFridge® line of products, which are combination refrigerators/freezers/microwave ovens utilizing patented Safe Plug™ circuitry.  The products are marketed throughout the United States to colleges, the federal government for military housing, hotels and motels, and assisted living facilities.  MicroFridge® also markets Maytag’s Magic Chef®, Amana® and Maytag® lines of home appliances under its MaytagDirect™ program throughout the United States.  MicroFridge® and Maytag® products bear the ENERGY STAR® designation.  To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Intelligent Laundry™ Solutions, Intelligent Laundry™ Systems, LaundryView™, PrecisionWash™ and MaytagDirect™ are trademarks of Mac-Gray Corporation.  MicroFridge® is a registered trademark of Mac-Gray Corporation.  All other product names, service marks and trademarks mentioned herein are trademarks of their respective owners.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s current expectations regarding its Hof acquisition, its financial results for the full-year 2007, potential acquisitions, and growth prospects.  The Company intends such forward-looking statements to be covered by the Safe

Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to identify and successfully acquire laundry facility business, successfully integrate acquired assets and operations, and service the increased debt incurred to finance acquisitions, as well as the risks that the Company will incur unanticipated costs related to the acquired operations or not realize expected revenues, synergies and cost savings, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other reports subsequently filed with the Securities and Exchange Commission.

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2007	2006	2007

Revenue	$70,003	$76,525	$206,720	$217,214
Cost of revenue:
Cost of facilities management revenue	37,539	41,136	113,925	118,153
Depreciation and amortization	9,189	9,405	25,906	27,506
Cost of products sold	11,329	13,189	27,887	31,427
Total cost of revenue	58,057	63,730	167,718	177,086

Gross margin	11,946	12,795	39,002	40,128

Operating expenses:
Selling, general and administration expenses	8,197	8,408	25,863	26,432
(Gain) loss on sale or disposal of assets, net	(92)	(120)	23	(244)
Total operating expenses	8,105	8,288	25,886	26,188

Income from operations	3,841	4,507	13,116	13,940

Interest expense, net	3,666	3,586	10,247	9,844
Loss related to derivative instruments	965	986	40	734
(Loss) income before provision for income taxes	(790)	(65)	2,829	3,362
Provision for income taxes	(523)	(190)	933	1,215
Net (loss) income	$(267)	$125	$1,896	$2,147

Net (loss) income per common share — basic	$(0.02)	$0.01	$0.15	$0.16

Net (loss) income per common share — diluted	$(0.02)	$0.01	$0.14	$0.16

Weighted average common shares outstanding — basic	13,034	13,245	12,988	13,188

Weighted average common shares outstanding — diluted	13,034	13,670	13,414	13,629

MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	December 31,	September 30,
	2006	2007

Assets
Current assets:
Cash and cash equivalents	$11,994	$12,639
Trade receivables, net of allowance for doubtful accounts	9,176	10,810
Inventory of finished goods	7,237	6,622
Prepaid expenses, facilities management rent and other current assets	13,912	14,540
Total current assets	42,319	44,611
Property, plant and equipment, net	118,654	124,992
Goodwill	38,454	45,596
Intangible assets, net	125,543	156,361
Prepaid expenses, facilities management rent and other assets	14,034	14,736
Total assets	$339,004	$386,296

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of capital lease obligations	$1,245	$1,413
Trade accounts payable and accrued expenses	21,892	18,382
Accrued facilities management rent	16,527	17,007
Deferred revenues and deposits	591	808
Total current liabilities	40,255	37,610
Long-term debt and capital lease obligations	175,823	218,412
Deferred income taxes	29,620	30,511
Other liabilities	1,666	2,743
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock of Mac-Gray Corporation ($.01 par value, 5 million shares authorized, no shares outstanding)	—	—
Common stock of Mac-Gray Corporation ($.01 par value, 30 million shares authorized, 13,443,754 issued and 13,077,694 outstanding at December 31, 2006, and 13,443,754 issued and 13,264,397 outstanding at September 30, 2007)	134	134
Additional paid in capital	70,553	72,184
Accumulated other comprehensive income	183	60
Retained earnings	24,571	26,504
	95,441	98,882
Less: common stock in treasury, at cost (366,060 shares at December 31, 2006 and 179,357 shares at September 30, 2007)	(3,801)	(1,862)
Total stockholders’ equity	91,640	97,020
Total liabilities and stockholders’ equity	$339,004	$386,296

MAC-GRAY CORPORATION

TABLE 1

Reconciliation of Reported Net Income to Adjusted Net Income

(In thousands, except  per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2007	2006	2007

Net (loss) income, as reported	$ (267)	$ 125	$ 1,896	$ 2,147

(Loss) income before provision for income taxes, as reported	$ (790)	$ (65)	$ 2,829	$ 3,362
Loss related to derivative instruments (1)	965	986	40	734
Income before provision for income taxes, as adjusted	175	921	2,869	4,096
Provision for income taxes, as adjusted	71	377	1,171	1,675

Net income, as adjusted	$ 104	$ 544	$ 1,698	$ 2,421

Diluted earnings per share, as adjusted	$ 0.01	$ 0.04	$ 0.13	$ 0.18

(1)	Represents the un-realized gain on interest rate protection contracts, which do not qualify for hedge accounting treatment.

To supplement the Company’s unaudited condensed consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, management has used a non-GAAP measure of net income.  Management believes presentation of this measure is appropriate to enhance an overall understanding of our historical financial performance and future prospects.  Adjusted net income, which is adjusted to exclude certain gains and losses from the comparable GAAP net income, is an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

MAC-GRAY CORPORATION

TABLE 2

Reconciliation of Reported Net Income to Earnings Before Interest, Taxes, Depreciation

and Amortization (“EBITDA”) and EBITDA, as adjusted

(In thousands)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2007	2006	2007

Net (loss) income	$(267)	$125	$1,896	$2,147

Interest expense, net	3,666	3,586	10,247	9,844
Provision for income taxes	(523)	(190)	933	1,215
Depreciation and amortization	9,600	9,817	27,081	28,703

EBITDA	12,476	13,338	40,157	41,909

Loss related to derivative instruments (1)	965	986	40	734

EBITDA, as adjusted	$13,441	$14,324	$40,197	$42,643

(1)           Represents the un-realized gain on interest rate protection contracts, which do not qualify for hedge accounting treatment.

EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA is EBITDA further adjusted to exclude the item described in the table above. We have excluded this item because we believe it is not reflective of our ongoing operating performance. EBITDA and Adjusted EBITDA are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Our management believes EBITDA and Adjusted EBITDA are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses EBITDA and Adjusted EBITDA as follows: (a) to evaluate the Company’s historical and prospective financial performance, (b) to set internal revenue targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, and (d) as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA and Adjusted EBITDA exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business.  In addition, our measures of EBITDA and Adjusted EBITDA are different from those used in the covenants contained in our 2005 senior credit facilities and the indenture governing our 7 5/8% senior notes.  Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA and Adjusted EBITDA only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

MAC-GRAY CORPORATION

TABLE 2

Reconciliation of Reported Net Income to Earnings Before Interest, Taxes, Depreciation

and Amortization (“EBITDA”) and EBITDA, as adjusted

(In thousands)

(continued)

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.